Exhibit 99.1

FOR FURTHER INFORMATION AT THE COMPANY:

Karen J. Dearing
Chief Financial Officer
(248) 208-2500

Sun Communities, Inc. Announces Upsizing and Pricing of Public Offering of Common Stock

Southfield, MI, March 23, 2016 - Sun Communities, Inc. (NYSE: SUI) (the "Company") today announced that it has priced an underwritten public offering of 5,250,000 shares of its common stock at a price of $66.50 per share. The offering was upsized from 4,000,000 shares to 5,250,000 shares. As part of the offering, the Company granted the underwriters a 30-day option to purchase up to an additional 787,500 shares of its common stock. The offering is expected to close on Wednesday, March 30, 2016, subject to customary closing conditions.

The Company intends to use the net proceeds of the offering to fund a portion of the purchase price for the previously-announced acquisition of all of the issued and outstanding shares of common stock of Carefree Communities Inc. (“Carefree Communities”). The consummation of the acquisition is subject to customary closing conditions. If for any reason the acquisition is not consummated, the Company intends to use the net proceeds of the offering to repay borrowings outstanding under the revolving loan under its senior credit facility, to fund possible future acquisitions of properties and for working capital and general corporate purposes.

BofA Merrill Lynch, Citigroup, BMO Capital Markets, Baird and RBC Capital Markets are acting as joint book-running managers for the offering. Fifth Third Securities, PNC Capital Markets LLC, Ramirez & Co., Inc., BTIG and Comerica Securities are acting as co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attn: Prospectus Department or by email at dg.prospectus_requests@baml.com; by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 telephone: (800) 831-9146; by contacting BMO Capital Markets, 3 Times Square, 25th Floor, New York, NY 10036, Attention: Syndicate Department, Telephone: (800) 414-3627, or by email at bmoprospectus@bmo.com; by contacting Baird, Attention: Syndicate Department, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, telephone: (800)-792-2473, email: syndicate@rwbaird.com; or by contacting RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone: 877-822-4089; Email: equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 233 communities comprising approximately 89,400 developed sites.

Forward Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate", "guidance" and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions (including the proposed acquisition of Carefree Communities described above), developments and expansions successfully, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the heading titled "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended December 31, 2015, and the Company's other periodic filings with the Securities and Exchange Commission.
The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's assumptions, expectations of future events, or trends.